Exhibit 99.1

GeoMet Announces Financial and Operating Results for the Quarter Ended June 30, 2009

Houston, Texas—August 10, 2009-GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter ended June 30, 2009.

J. Darby Seré, GeoMet’s Chairman and Chief Executive Officer, had the following comments, “Realized natural gas prices for the second quarter declined almost 30% from the first quarter and almost 70% from the second quarter of 2008. As a result, revenues declined significantly and the Company incurred another ceiling test impairment. The impact on cash flows as compared to the first quarter was largely mitigated by the success of our cost reduction program, as production and administrative costs were cut by more than 25%, and by our hedging position which generated over $2.7 million in realized gains during the second quarter. Our hedging position was strengthened for the June through October time period so, depending on price levels, we expect a similar or greater impact from our hedges in the third quarter. We also reduced our capital spending to restrain indebtedness and to protect our liquidity.

Second Quarter 2009 Financial and Operating Results

For the quarter ended June 30, 2009, GeoMet reported a net loss of $19.4 million, or a loss of $0.50 per diluted share. Included in the net loss was a $27.6 million, or $0.71 per fully diluted share, pre-tax, non-cash impairment to the Company’s natural gas properties and a $2.1 million, or $0.05 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company received net cash payments of $2.7 million from derivative contracts during the current quarter. For the quarter ended June 30, 2008, GeoMet reported a net loss of $3.2 million, or $0.08 per diluted share. Included in the net loss for the quarter ended June 30, 2008 was a $12.1 million, or $0.31 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company made net cash payments of $1.5 million on derivative contracts during the prior year quarter.

Adjusted Net Loss for the second quarter of 2009 was $0.8 million as compared to Adjusted Net Income of $5.5 million in the second quarter of 2008. Adjusted Net (Loss) Income is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted Net (Loss) Income to Net Loss.

Adjusted EBITDA for the quarter decreased to $2.8 million from $11.5 million in the prior year quarter. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted EBITDA to Net Loss.

Gas sales for the quarter were $6.8 million as compared to gas sales of $20.7 million in the second quarter of 2008. The average natural gas price during the quarter was $3.59 per Mcf as compared to the prior year quarter average of $11.15 per Mcf. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $5.03 per Mcf during the second quarter of 2009 versus $10.35 per Mcf for the same period in 2008.

Average net gas sales volumes for the quarter ended June 30, 2009 were 20.9 MMcf per day, a 3% increase from the same quarter in 2008. The increase in net gas sales volumes for the quarter ended June 30, 2009 over the same quarter in 2008 was 7% when the net gas sales volumes for the quarter ended June 30, 2008 exclude volumes from an overriding royalty interest that was sold effective July 1, 2008.

Capital expenditures for the quarter ended June 30, 2009 were $2.2 million, compared to $13.1 million for the same quarter in the prior year.

Six Months Ended June 30, 2009 Financial and Operating Results

For the six months ended June 30, 2009, GeoMet reported a net loss of $107.1 million, or a loss of $2.75 per diluted share. Included in the net loss was a $167.3 million, or $4.29 per fully diluted share, pre-tax, non-cash impairment to the Company’s natural gas properties and a $2.0 million, or $0.05 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company received net cash payments of $5.5 million on derivative contracts during the current period. For the six months ended June 30, 2008, GeoMet reported a net loss of $5.3 million, or $0.14 per diluted share. Included in the net loss for the six months ended June 30, 2008 was a $20.7 million, or $0.53 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company made net cash payments of $0.6 million on derivative contracts during the prior year period.

Adjusted Net Loss for the six months ended June 30, 2009 was $1.8 million as compared to Adjusted Net Income of $8.8 million in the prior year period. Adjusted Net (Loss) Income is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted Net (Loss) Income to Net Loss.

Adjusted EBITDA for the six months ended June 30, 2009 decreased to $6.1 million from $20.8 million in the prior year period. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted EBITDA to Net Loss.

Gas sales for the six months ended June 30, 2009 were $16.3 million as compared to gas sales of $36.3 million in the second quarter of 2008. The average natural gas price during the six months ended June 30, 2009 was $4.30 per Mcf as compared to the prior year period average of $9.73 per Mcf. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $5.74 per Mcf during the six months ended June 30, 2009 versus $9.57 per Mcf for the same period in 2008.

Average net gas sales volumes for the six months ended June 30, 2009 were 20.9 MMcf per day, a 2% increase from the same period in 2008. The increase in net gas sales volumes for the six months ended June 30, 2009 over the same period in 2008 was 6% when the net gas sales volumes for the six months ended June 30, 2008 exclude volumes from an overriding royalty interest that was sold effective July 1, 2008.

Capital expenditures for the six months ended June 30, 2009 were $5.4 million, compared to $21.2 million for the same period in the prior year.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. GeoMet undertakes no duty to update or revise these forward-looking statements.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss the results for the quarter ended June 30, 2009 on August 10, 2009 at 10:30 a.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet, Inc. conference ID 19076895. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be archived on the Company’s website shortly after the end of the call on August 10, 2009.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 (ssmith@geometcbm.com), John Baldissera with BPC Financial at (800) 368-1217, or visit our website at www.geometinc.com.

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Gas sales	$6,838	$20,701	$16,290	$36,282
Operating fees and other	77	203	175	501

Total revenues	6,915	20,904	16,465	36,783

Expenses:
Total production expenses	4,954	5,280	11,339	10,495
Depreciation, depletion and amortization	1,982	2,489	5,018	4,949
Impairment of gas properties	27,582	—	167,295	—
General and administrative	2,181	2,887	5,154	5,380
Realized (gains) losses on derivative contracts	(2,734)	1,493	(5,457)	631
Unrealized losses on derivative contracts	2,144	12,098	1,958	20,745

Total operating expenses	36,109	24,247	185,307	42,200

Operating loss	(29,194)	(3,343)	(168,842)	(5,417)
Other expenses & interest, net	(1,404)	(1,069)	(2,378)	(2,371)

Loss before income taxes	(30,598)	(4,412)	(171,220)	(7,788)
Income tax benefit	11,212	1,235	64,108	2,469

Net loss	$(19,386)	$(3,177)	$(107,112)	$(5,319)

Loss per share:
Net loss
Basic	$(0.50)	$(0.08)	$(2.75)	$(0.14)

Diluted	$(0.50)	$(0.08)	$(2.75)	$(0.14)

Weighted average number of common shares:
Basic	39,123	39,271	39,024	39,140

Diluted	39,123	39,271	39,024	39,140

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2009	December 31, 2008
Assets:
Current assets	$12,044	$17,938
Properties and equipment, net of accumulated depreciation, depletion, amortization and impairment of gas properties	191,711	358,299
Other assets	20,077	1,363

Total assets	$223,832	$377,600

Liabilities and stockholders’ equity:
Current liabilities	$10,518	$19,379
Long-term debt	122,285	117,118
Other long-term liabilities	4,890	48,671

Total liabilities	137,693	185,168

Total stockholders’ equity	86,139	192,432

Total liabilities and stockholders’ equity	$223,832	$377,600

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2009	2008
Net cash provided by operating activities	$3,243	$17,574
Net cash used in investing activities	(9,302)	(18,549)
Net cash provided by (used in) financing activities	5,173	3,482
Effect of exchange rates changes on cash	10	(11)

(Decrease) increase in cash and cash equivalents	(876)	2,496
Cash and cash equivalents at beginning of period	2,097	1,540

Cash and cash equivalents at end of period	$1,221	$4,036

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales volumes (MMcf)	1,903	1,856	3,790	3,727
Per Mcf data ($/Mcf):
Average natural gas sales price	$3.59	$11.15	$4.30	$9.73
Differential to NYMEX (1)	$(0.04)	$0.23	$0.04	$0.25
Average natural gas sales price realized (2)	$5.03	$10.35	$5.74	$9.57
Adjusted lease operating expense (3)	$1.72	$1.85	$2.04	$1.85
Compression expenses	$0.50	$0.40	$0.47	$0.38
Transportation expense	$0.22	$0.14	$0.27	$0.17
Production taxes	$0.13	$0.34	$0.16	$0.29
Total production expenses, as adjusted (3)	$2.57	$2.73	$2.94	$2.68
Depreciation, depletion and amortization	$1.04	$1.31	$1.32	$1.31

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
POND CREEK FIELD
Net sales volumes (MMcf)	1,312	1,223	2,603	2,446
Per Mcf data ($/Mcf):
Lease operating expense	$1.14	$1.53	$1.44	$1.57
Compression expense	$0.41	$0.35	$0.36	$0.36
Transportation expense	$0.31	$0.22	$0.38	$0.25
Production taxes	$0.10	$0.17	$0.13	$0.12
Total production expenses	$1.96	$2.27	$2.31	$2.30

GURNEE FIELD
Net sales volumes (MMcf)	537	550	1,094	1,109
Per Mcf data ($/Mcf):
Adjusted lease operating expense (3)	$2.60	$2.85	$2.79	$2.75
Compression expense	$0.58	$0.56	$0.59	$0.52
Production taxes	$0.18	$0.66	$0.25	$0.59
Total production expenses, as adjusted (3)	$3.36	$4.07	$3.63	$3.86

(1)	The difference between the average natural gas price for the period, before the impact of gain and losses on derivative contract, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes.
(2)	Average realized price includes the effects of realized gains on derivative contracts.
(3)	Produced water disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating expense per Mcf has been adjusted for produced water disposal fees because the fees are not reflected in the net gas sales volumes. See Reconciliation of Adjusted Lease Operating Expense.

GEOMET, INC.

CONSOLIDATED DERIVATIVE CONTRACT POSITIONS

At June 30, 2009, the Company had the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling		Bought Floor	Sold Floor
July through October 2009	738,000		$(1)	$7.50	$5.25
July through October 2009	738,000		$(1)	$8.50	$6.50
July through October 2009 (1)	1,476,000	$4.50		$3.70		$(1)
November 2009 through March 2010	906,000	$11.20		$9.50	$7.00
November 2009 through March 2010	604,000	$6.65		$5.50	$3.50
April through October 2010	856,000	$6.80		$5.50	$3.50

(1)	In connection with the July through October 2009 natural gas collar related to natural gas volumes of 1,476,000 MMBtu/day denoted above, the Company eliminated the existing $10.00 sold ceilings with respect to all three-way-collars through October 2009.

At June 30, 2009, the Company had the following natural gas swap position:

Period	Volume (MMBtu)	Price
July through October 2009	492,000	$4.47

At June 30, 2009, the Company had the following interest rate swap positions:

Description	Effective date	Designated maturity date	Fixed rate (2)	Notional amount
Floating-to-fixed swap	12/14/2007	12/14/2010	3.86%	$15,000,000
Floating-to-fixed swap	1/3/2008	1/4/2010	3.95%	$10,000,000
Floating-to-fixed swap	3/25/2008	3/25/2010	2.38%	$10,000,000
Floating-to-fixed swap	5/13/2008	5/13/2010	3.07%	$5,000,000
Floating-to-fixed swap	1/6/2009	1/6/2011	1.38%	$5,000,000

(2)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.

GEOMET, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net loss	$(19,386)	$(3,177)	$(107,112)	$(5,319)
Add: Interest expense, net of interest income and amounts capitalized	1,413	1,104	2,386	2,400
(Deduct): Other income	(9)	(35)	(8)	(29)
(Deduct): Income tax benefit	(11,212)	(1,235)	(64,108)	(2,469)
Add: Depreciation, depletion and amortization	1,982	2,489	5,018	4,949
Add: Impairment of gas properties	27,582	—	167,295	—
Add: Unrealized losses on derivative contracts	2,144	12,098	1,958	20,745
Add: Stock based compensation	189	196	501	384
Add: Accretion expense	105	84	213	168

Adjusted EBITDA	$2,808	$11,524	$6,143	$20,829

The table above reconciles net loss to Adjusted EBITDA. Adjusted EBITDA is defined as net loss before net interest expense, other non-operating income, income taxes, depreciation, depletion and amortization, and minority interest before unrealized losses on derivative contracts, stock-based compensation and accretion expense. Although Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

RECONCILIATION OF ADJUSTED NET (LOSS) INCOME TO NET LOSS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net loss	$(19,386)	$(3,177)	$(107,112)	$(5,319)
Impairment of gas properties	27,582	—	167,295	—
Unrealized losses on derivative contracts, net of tax	2,144	12,098	1,958	20,745
Effect of income taxes	(11,164)	(3,387)	(63,952)	(6,577)

Adjusted Net (Loss) Income	$(824)	$5,534	$(1,811)	$8,849

The table above reconciles net loss to Adjusted Net (Loss) Income. Adjusted Net (Loss) Income is calculated by eliminating unrealized losses on derivative contracts from net loss, non-cash impairments to our gas properties, and their related tax effects to arrive at Adjusted Net (Loss) Income. The tax effects are determined by calculating the tax provision for GAAP net loss and comparing the results to the tax provision for Adjusted Net (Loss) Income, which excludes the adjusting items. The difference in the tax provision calculations represents the effect of income taxes. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different. Although Adjusted Net (Loss) Income is a non-GAAP measure, we believe it is useful information for investors because the unrealized losses relate to derivative contracts that hedge our production in future months. The losses associated with derivative contracts that hedge current production are recognized in net loss and are not eliminated in determining Adjusted Net (Loss) Income. The adjustment better matches losses on derivative contracts with the period when the underlying hedged production occurs.

GEOMET, INC.

RECONCILIATION OF ADJUSTED LEASE OPERATING EXPENSE

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Lease operating expense	$3,348	$3,640	$7,918	$7,391
Deduct: Produced water disposal fees	77	203	175	501

Adjusted lease operating expense	$3,271	$3,437	$7,743	$6,890

The table above reconciles lease operating expense to adjusted lease operating expense. Adjusted lease operating expense is calculated by eliminating the produced water disposal fees from lease operating expense to arrive at adjusted lease operating expense. Although adjusted lease operating expense is a non-GAAP measure, we believe it is useful information for investors because produced water disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating costs per Mcf are adjusted for produced water disposal fees because the fees are not reflected in the net gas sales price. The adjustment better matches lease operating expense with the natural gas sales revenues it is associated with.